UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

Ollie's Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) appointed John Swygert as President and Chief Executive Officer (“CEO”) and elected him to the Board effective December 10, 2019.

This decision follows the announcement on December 2, 2019, where the Board named Mr. Swygert Interim President and CEO, immediately following the unexpected passing of Mark Butler, a Founder of the Company, and Chairman of the Board, President and CEO.

Prior to his tenure as Interim President and CEO, Mr. Swygert had served the Company as Executive Vice President and Chief Operating Officer since January 2018, and prior to this served as the Company‘s Chief Financial Officer since 2004. Other than Mr. Swygert’s employment agreement, described below, there are no arrangements or understandings between Mr. Swygert and any other persons pursuant to which he was named President, CEO and director. Mr. Swygert does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Swygert signed an Amendment to his Employment Agreement (the “Agreement”). A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Agreement is effective as of December 10, 2019. Under the Agreement, Mr. Swygert shall serve as the Company’s President and CEO. Initially, his base salary will be at a rate of $750,000 per annum, which shall be pro-rated for the current year. Mr. Swygert will be eligible to receive an annual cash performance bonus based on the Company’s ability to achieve certain Company EBITDA targets.  If the Company EBITDA is equal to or greater than the maximum for any given year, the bonus shall be 200% of his base salary; if the Company EBITDA is equal to the target Company EBITDA for a given year, the bonus shall be 100% of his base salary; if the Company EBITDA is equal to or less than the minimum threshold for any given year, Mr. Swygert will not be entitled to a bonus for that year.

In connection with the Agreement, Mr. Swygert will also be granted a long-term incentive equity award valued at $2,000,000 consisting of both stock options to purchase shares of Company stock, and restricted stock units of the Company (collectively, the “Grant”).  The Grant shall be issued pursuant to and shall be subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan.

At this time, Mr. Swygert does not serve on any committees of the Board, nor will he receive compensation for service on the Board.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated December 10, 2019, by and between Ollie’s Bargain Outlet, Inc. and John W. Swygert, Jr.
99.1	Press Release issued on December 10, 2019 of Ollie’s Bargain Outlet Holdings, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: December 10, 2019	By:	/s/ Jay Stasz
Name: Jay Stasz
Title: Senior Vice President and Chief Financial Officer

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